UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

WIRED ASSOCIATES SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53161	37-1458557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1559 East 38th Street

Brooklyn, New York 11234

(Address of principal executive offices)

(855) 639-9453

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2012, Wired Associates Solutions, Inc. a Nevada corporation (the “Licensor”), entered into a definitive product license and distribution agreement (the “Agreement”) by and between the Licensor and Crescent Moon Holdings, LLC., a South Carolina limited liability company that focuses on toy development and distribution (the “Licensee”).

Pursuant to the terms of the Agreement, for a one year period the Licensee will market, sell and distribute the Licensor’s consumer product, SnapTagz, for the benefit of the Licensor (the “Product Line”). As consideration for entering into the Agreement, Licensee agrees to pay the Licensor 6% of the gross sales of any items of the Product Line which are marketed, sold and distributed by the Licensee (the “Royalties”). Licensee will make payment to Licensor within thirty days after the end of each calendar quarter. Additionally, during the one year period commencing on February 17, 2012, Licensee shall pay to Licensor the minimum sum of $10,000, said amount being payable on the one year anniversary thereof and shall be creditable towards Royalties due to Licensor.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Licensing Agreement dated February 17, 2012, by and between Wired Associates Solutions, Inc. and Crescent Moon Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRED ASSOCIATES SOLUTIONS, INC.

Date: February 21, 2012	By:	/s/ Justin Jarman
	Name: Title:	Justin Jarman Chief Executive Officer